Exhibit 10.2

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount: $400,000.00	Issue Date: September 1, 2023

Sigmaways, Inc.

PROMISSORY NOTE

Holder: HeartCore Enterprises, Inc.

FOR VALUE RECEIVED, pursuant to the terms and conditions of this Promissory Note (this “Note”), Sigmaways, Inc., a California corporation (the “Borrower”), hereby promises to pay to the order of the holder named above, or registered assigns (the “Holder”), on the Maturity Date (as defined below) or earlier as may be required herein, the principal amount as set forth above (the “Principal Amount”), and to pay interest on the outstanding Principal Amount at the rate of zero point one percent (0.1%) per annum, simple interest, in each case to the extent that this Note and the Principal Amount and any accrued interest hereunder (the “Indebtedness”) has not been earlier repaid, and subject to the limitations herein. Interest shall commence accruing on the date hereof (the “Issue Date”), computed on the basis of a 365-day year and the actual number of days elapsed, and shall be payable as set forth herein. The Holder and the Borrower may be referred to herein individually as a “Party” and collectively as the “Parties”.

This Note is entered into pursuant to a Loan and Note Purchase Agreement by and between the Borrower and the Holder dated as of the Issue Date (the “Agreement”) and is subject to the terms and conditions thereof. This Note will rank senior in right of payment to the Borrower’s capital stock. This Note is not a certificate of deposit or similar obligation of, and is not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other governmental or private fund or entity.

The following terms shall apply to this Note:

Section 1. Definitions. Defined terms used herein without definition have the meanings given them in the Agreement.

Section 2. Interest; Payment and Prepayment.

(a) Interest on this Note shall accrue on a simple interest, non-compounded basis, and shall be added to the outstanding Principal Amount on the Maturity Date or such earlier date as the Indebtedness may be payable or paid hereunder or may be due hereunder pursuant to the terms herein.

(b) In the event that any payments are made to the Borrower by Sabatini in repayment of the Sabatini Note, the Borrower shall pay such funds to the Holder as a payment hereunder within two (2) Business Days of receipt of such funds by the Borrower.

(c) To the extent not earlier paid, all Indebtedness shall be due and payable on September 1, 2026 (the “Maturity Date”) or earlier in the event of an Event of Default (as defined below) pursuant to Section 3.

(d) Notwithstanding anything herein to the contrary, the Borrower may, at its sole option, elect to prepay all or any part of the Indebtedness at any time, without penalty or premium of any kind, provided that the Borrower shall give the Holder at least 5 days’ prior written notice of the Borrower’s election to so prepay any amount.

(e) In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 10% per year, simple interest, non-compounding, until paid.

Section 3. Default.

(a) Event of Default. Notwithstanding anything herein or in the Agreement to the contrary, it shall be an event of default hereunder (an “Event of Default”) if, at any time prior to full repayment of all the Indebtedness:

(i)	Any of the representations or warranties of the Borrower as set forth in the Agreement or herein fail to be true and correct at any time; or the Borrower breaches or fails to comply with any of the terms, conditions, covenants or agreements of or applicable to the Borrower as set forth in the Agreement or herein; and in each case which failure has not been cured by the Borrower within five days of written notice thereof from the Holder to the Borrower;

(ii)	The occurrence of any Event of Default (for purposes of this Section 3(a)(ii), as defined in the Sabatini Note) under the Sabatini Note;

(iii)	the Borrower or any of its Affiliates or subsidiaries shall: (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (2) make a general assignment for the benefit of its creditors; (3) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (4) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (5) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (6) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (7) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(iv)	a proceeding or case shall be commenced in respect of the Borrower or any of its Affiliates or subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (1) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (2) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Borrower or any of its Affiliates or subsidiaries; or (3) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (1), (2) or (3) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Borrower or any of its Affiliates or subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Borrower or any of its Affiliates or subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days

(b) Remedies Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Holder may at any time at its option (1) declare the Indebtedness due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Borrower and (2) exercise all other rights and remedies available to it under the Transaction Documents; provided, however, that upon the occurrence of an Event of Default described in Section 3(a)(ii) or Section 3(a)(iv), the Indebtedness shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 4. Transfers to Comply with the Agreement. This Note may not be sold or transferred other than in compliance with the Agreement and all applicable securities laws.

Section 5. Miscellaneous.

(a) Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be given in accordance with the terms of the Agreement.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay principal and damages, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof reasonably satisfactory to the Borrower.

(d) Governing Law; etc.

(i)	This Note, and all matters based upon, arising out of or relating in any way to this Note or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and in accordance with the substantive and procedural Laws of the State of Delaware in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(ii)	Venue for all matters related hereto or arising pursuant to the Transaction Documents shall be in the United States Federal courts or the courts of the State of Delaware, in each case located in the State of Delaware (the “Selected Courts”). Each of the Parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the Selected Courts. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

(iii)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5(d)(iii). Each of the Parties acknowledge that each has been represented in connection with the signing of the waiver above by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of such waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

(e) Waiver. Any waiver by the Borrower or Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note or a waiver by any other Holders. The failure of the Borrower or Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Borrower or Holder must be in writing.

(f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h) Entire Agreement. This Note (including any recitals hereto) and the Agreement set forth the entire understanding of the Parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by both Parties.

(i) Assignment. This Note shall be subject to the limitations and other provisions on assignment as set forth in the Agreement. This Note shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

(j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(k) Currency. All dollar amounts are in U.S. dollars.

(l) Counterparts. This Note may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the Issue Date.

Sigmaways, Inc.

By:	/s/ Prakash Sadasivam
Name:	Prakash Sadasivam
Title:	Chief Executive Officer

Agreed and accepted:

HeartCore Enterprises, Inc.

By:	/s/ Sumitaka Yamamoto
Name:	Sumitaka Yamamoto
Title:	Chief Executive Officer